UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, Suite 300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On May 2, 2011, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Sucampo Pharmaceuticals, Inc. (the "Company") took the following actions relating to executive and board compensation:

Stock Options for Executive Officers and Non-Independent Directors — Approval of Grant for May 2, 2011. The Compensation Committee granted stock options to Dr. Ueno, Dr. Kuno and Messrs. Egan, Dolecek, Miele, and Knapp under the Company's 2006 Stock Incentive Plan, as amended and restated (the “Plan”). The stock option grants are evidenced by the Company's form of Stock Option Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1. The options are both durational and performance-based.  The durational stock options (a) vest in equal annual installments over the four-year period commencing on the first anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is in continuous service with the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company's common stock on the Nasdaq Global Market on the date of grant, and (c) have a term of 10 years from such date. The performance-based options (a) vest in certain percentages based on the attainment of specific stock price targets over a 30 day trading period so long as the executive officer is in continuous service with the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company's common stock on the Nasdaq Global Market on the date of grant, and (c) must vest within a term of 4 years from such date but otherwise have a term of 10 years from the date of grant. The stock option grants approved by the Compensation Committee for the named executive officers are set forth in the table below.

Stock Options for Independent Directors — Approval of Grant for May 2, 2011. The Compensation Committee granted stock options to the four independent directors, Messrs. Celeste, Ashton, Ferrara, and Maudlin, under the Plan. The stock option grants are in place of the annual stock option grants approved by the Compensation Committee in 2009. The stock option grants are evidenced by the Company's form of Stock Option Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1. The options are both durational and performance-based. The durational stock options (a) vest in equal annual installments over the four-year period commencing on the first anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the first anniversary of the date of grant) so long as the director is in continuous service with the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company's common stock on the Nasdaq Global Market on the date of grant, and (c) have a term of 10 years from such date. The performance-based options (a) vest in certain percentages based on the attainment of specific stock price targets over a 30 days trading period so long as the director is in continuous service with the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company's common stock on the Nasdaq Global Market on the date of grant, and (c) must vest within a term of 4 years from such date but otherwise have a term of 10 years from the date of grant. The stock option grants approved by the Compensation Committee for the named independent directors are set forth in the table below.

	Securities Underlying May 2, 2011 Stock Option Grant
Independent Directors	Durational-based Options	Performance-based Options

William L. Ashton	18,000	12,000

Anthony C. Celeste	18,000	12,000

Andrew J. Ferrara	18,000	12,000

Timothy I. Maudlin	18,000	12,000

Named Executive Officers

Ryuji Ueno, M.D., PH.D., PH.D.	170,000	300,000
Chairman, Chief Executive Officer and Chief Scientific Officer

Sachiko Kuno, PH.D.	33,280	65,000
Executive Director, International Business Development

James J. Egan	-	156,250
Chief Operating Officer

Gayle R. Dolecek, P.D., M.P.H.	57,600	112,500
Senior Vice President, Research and Development

Stanley G. Miele	24,000	125,000
President of Sucampo Pharma Americas, Inc. and Senior Vice President, Sales and Marketing

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

10.1           Form of Sucampo Pharmaceuticals, Inc.’s May 2011 Stock Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: May 6, 2011	By:	/s/ ANDREW P. SMITH
		Name:	Andrew P. Smith
		Title:	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Sucampo Pharmaceuticals, Inc.’s May 2011 Stock Option Agreement